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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): SEPTEMBER 19, 2005


                      WILLIAMS SCOTSMAN INTERNATIONAL, INC.
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             (Exact name of Registrant as specified in its Charter)


                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)


               033-78954                                52-1862719
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       (Commission File Number)           (I.R.S. Employer Identification No.)


        8211 TOWN CENTER DRIVE
          BALTIMORE, MARYLAND                            21236
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  (Address of principal executive offices)            (Zip Code)


                                 (410) 931-6000
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              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_|   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     |_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

     |_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     |_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

UNDERWRITING AGREEMENT

                On September 19, 2005, Williams Scotsman International, Inc. (the "Company" or "we" or "us") entered into an underwriting agreement (the "Agreement") among the Company, Citigroup Global Markets Inc., Lehman Brothers Inc., CIBC World Markets Corp., Robert W. Baird & Co., Banc of America Securities LLC and Deutsche Bank Securities Inc., (collectively the "Underwriters") and Gerard E. Holthaus, Joseph F. Donegan, William C. LeBuhn and John B. Ross (collectively the "Selling Stockholders"), relating to the Company's initial public offering of common stock. Under the Agreement, the Company and the Selling Stockholders agreed to sell to the Underwriters 14,705,882 and 619,955 shares of the Company's common stock, respectively, at a purchase price per share of $14.96 (the offering price to the public of $16.00 per share minus the underwriters' discount). The Company also provided the Underwriters with the option to purchase up to an additional 2,298,875 shares of the Company's common stock to cover over-allotments. The Agreement includes customary representations, warranties and covenants by the Company and the Selling Stockholders. It also provides that the Company and the Selling Stockholders will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The offering closed on September 23, 2005.

                Certain of the underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The Underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Bank of America, N.A., an affiliate of Banc of America Securities LLC, acts as administrative agent under our current credit facility. Banc of America Securities LLC and Deutsche Bank Securities Inc. act as co-lead arrangers and joint book runners under our current credit facility. Affiliates of Banc of America Securities LLC, CIBC World Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Lehman Brothers Inc. are lenders under our current credit facility. Certain of the Underwriters are acting as initial purchasers for the offering of 8 1/2% Senior Secured Notes due 2015 (the "Senior Notes") of Williams Scotsman, Inc. ("Williams Scotsman"), our principal subsidiary. Deutsche Bank Securities, Inc. is acting as the dealer manager in connection with the tender offer and consent solicitation for Williams Scotsman's 9.875% Senior Notes due 2007 and Williams Scotsman's 10.0% Senior Secured Notes due 2008.

PURCHASE AGREEMENTS

                On September 20, 2005, the Company, Williams Scotsman and certain subsidiaries of Williams Scotsman entered into two purchase agreements with certain initial purchasers named therein relating to the issuance and sale of the Senior Notes (the "Purchase Agreements"). Under the Purchase Agreements, Williams Scotsman has agreed to issue and sell an aggregate of $350 million principal amount of the Senior Notes to the initial purchasers. The Purchase Agreements include customary


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representations, warranties and covenants by the Company. They also provide that the Company will indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the initial purchasers may be required to make because of any of those liabilities. The offering is expected to close on or about September 29, 2005.

AMENDMENT TO MANAGEMENT STOCKHOLDERS' AND OPTIONHOLDERS' AGREEMENT

                On September 23, 2005, we, Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P. and Scotsman Partners, L.P. (the "Investor Stockholders") and certain of our officers entered into an amendment to the Management Stockholders' and Optionholders' Agreement, dated September 14, 1998 (as amended, the "Stockholders' Agreement"). The amendment terminated all the provisions of the Stockholders' Agreement upon our initial public offering except for general transfer restrictions and the registration rights provisions under the Stockholders' Agreement described below.

                The general restrictions on transfer of shares of common stock of the Management Stockholders (as defined in the Stockholders' Agreement) will terminate as of the 180th day after the date on which an underwriting agreement for an initial public offering of our equity ("IPO") is entered into. A Management Stockholder may not transfer any shares until the earlier to occur of
(i) 60 days after an IPO, or (ii) the day the Investor Stockholders and their affiliates have disposed of more than 33 1/3% of the shares of common stock originally acquired by the Investor Stockholders, and thereafter, the aggregate number of shares which may be transferred by each Management Stockholder in any 12 month period (other than certain permitted sales) may not exceed 25% of the number of shares of such Management Stockholder. Notwithstanding this limitation, the Selling Stockholders (Messrs. Holthaus, Donegan, LeBuhn and
Ross) were permitted to sell shares of common stock in our initial public offering so long as they entered into 180 day lock-up agreements for the benefit of the underwriters and do not transfer any other shares of common stock during this period.

                Under the amended Stockholders' Agreement, if we at any time after an IPO propose to register common stock on behalf of the Investor Stockholders, the Management Stockholders are entitled to piggyback registration rights with respect to such registration unless (i) the common stock held by such Management Stockholder has been disposed of pursuant to an effective registration statement, (ii) the entire amount of the common stock held by such Management Stockholder may be sold pursuant to Rule 144(k) or (iii) the common stock held by such Management Stockholder has ceased to be outstanding. However, the number of shares which may be sold by a Management Stockholder without the consent of the Investor Stockholders pursuant to any such registration statement may not exceed the product of (A) the total number of shares then beneficially owned by such Management Stockholder and (B) a fraction, the numerator of which shall be the total number of shares intended to be disposed of by the Investor Stockholders pursuant to such registration statement and the denominator of which shall be the total number of shares then beneficially owned by the Investor Stockholders. In addition, the Selling Stockholders were granted piggyback registration rights for their shares to be sold in our initial public offering.


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                In connection with the registrations described above, we agreed to indemnify any selling stockholders (including Messrs. Holthaus, Donegan, LeBuhn and Ross) against certain liabilities, including liabilities under the Securities Act, and pay all fees, costs and expenses (except underwriting discounts and selling commissions).

EMPLOYMENT AGREEMENTS WITH MR. GERARD E. HOLTHAUS, MR. JOSEPH F. DONEGAN, MR. ROBERT C. SINGER, MR. WILLIAM C. LEBUHN AND MR. JOHN B. ROSS

                On September 23, 2005, we and Williams Scotsman entered into employment agreements with each of Messrs. Holthaus, Donegan, Singer, LeBuhn, and Ross, the terms of which are summarized below. The employment agreement with Mr. Singer superseded his existing employment agreement. Mr. Holthaus serves as President and Chief Executive Officer. Mr. Donegan serves as our Executive Vice President--US Field Operations. Mr. Singer serves as Chief Financial Officer. Mr. LeBuhn serves as Senior Vice President and Chief Administrative Officer. Mr. Ross serves as Vice President and General Counsel.

                The term of the employment agreements with each of Messrs. Holthaus, Donegan, Singer, LeBuhn, and Ross commenced on September 23, 2005 and terminate on the fifth anniversary of that date. Messrs. Holthaus, Donegan, Singer, LeBuhn, and Ross will receive a base salary of $486,000, $265,000, $300,000, $181,000 and $132,500, respectively, subject to upward adjustment by our board of directors in its sole discretion, and each of these executive officers is eligible to receive an annual cash bonus through participation in Williams Scotsman's management incentive plan, as in effect from time to time, and equity awards through our 2005 Omnibus Award Plan. In addition, Mr. Donegan is also eligible to participate in Williams Scotsman's targeted incentive plan for field management. Each of these executive officers will be eligible to participate in Williams Scotsman's benefit plans, policies and programs. If the employment of any of these executive officers is terminated by us or Williams Scotsman without "cause" or by the executive officer for "good reason" following a "change in control" (as each term is defined in the applicable employment agreement), as applicable, then:

     o the executive officer will be entitled to receive continued monthly payments of the executive officer's base salary and a management incentive bonus equal to the bonus paid to the executive officer in the year before his year of termination (plus in the case of Mr. Donegan the targeted incentive plan bonus paid to him for such prior year) to be paid ratably for twelve months (eighteen months for each of Messrs. Holthaus and Donegan) following the date of termination. The executive officer will also receive a pro rata portion of the management incentive bonus for the year of his termination to be paid when the management incentive bonuses for such year are paid generally. If section 409A of the Internal Revenue Code applies to the payments, the payments will commence on the six-month anniversary of the date of termination; and


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     o   the executive officer will be permitted to continue to participate in
         Williams Scotsman's health plan and our group term life insurance plan (and we will pay the premium of Mr. Holthaus's long term disability) at our cost, until the executive officer ceases to receive the continued base salary and management incentive bonus payments described above, unless the executive officer becomes eligible for comparable benefits from a subsequent employer, at which time he may continue to participate at the executive officer's cost for the remainder of the federally required period (generally eighteen months following the termination of the executive officer's employment).

                All payments and benefits to be paid or provided to any of these executive officers following a termination of the executive officer's employment by us or Williams Scotsman without cause or by the executive officer for good reason following a change of control are conditioned upon the executive officer's execution of a general release. Following the termination of employment of any of the executive officers for any reason, the executive officer will be subject to:

     o a post termination non-compete covenant covering the entire United States of America for twelve months (eighteen months for each of Messrs. Holthaus and Donegan) following the date of termination,

     o a twelve month post-termination covenant to not hire or attempt to hire any of our employees, and

     o a twelve month post-termination covenant to not solicit any of our current or potential customers.

WILLIAMS SCOTSMAN INTERNATIONAL, INC. 2005 OMNIBUS AWARD PLAN

                We have adopted the Williams Scotsman International, Inc. 2005 Omnibus Award Plan (the "2005 Plan"), for grants to be made to participants immediately prior to and following the consummation of our initial public offering. The purpose of our Plan is to give us a competitive edge in attracting, retaining and motivating employees, directors and consultants and to provide us with a stock plan providing incentives directly related to increases in our stockholder value.

                Effective immediately prior to the consummation of our initial public offering, we suspended all new grants under our existing employee stock option plans.

     TERMS OF THE PLAN

                ADMINISTRATION. Our compensation committee administers the 2005 Plan. The committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under our 2005 Plan, and to adopt, alter and repeal rules, guidelines and practices relating to our Plan. Our compensation committee has full discretion to administer and interpret the Plan, to adopt such rules, regulations and


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procedures as it deems necessary or advisable and to determine among other things the time or times at which the awards may be exercised, and whether and under what circumstances an award may be exercised.

                ELIGIBILITY. Any of our employees, directors, officers or consultants, or of our subsidiaries or their respective affiliates will be eligible for awards under our 2005 Plan. Our compensation committee has the sole and complete authority to determine who will be granted an award under the plan.

                NUMBER OF SHARES AUTHORIZED. The 2005 Plan provides for an aggregate of 1,800,000 shares of our common stock to be available for awards. No participant may be granted awards of options and stock appreciation rights with respect to more than 900,000 shares of common stock in any one year. No more than 900,000 shares of common stock may be granted under our 2005 Plan with respect to performance compensation awards in any one year. The maximum amount payable pursuant to a cash bonus under our 2005 Plan is $1,000,000. If any award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of our common stock subject to such award will again be available for future grant. If there is any change in our corporate capitalization, the compensation committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under our 2005 Plan, the number of shares covered by awards then outstanding under our 2005 Plan, the limitations on awards under our 2005 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

                The 2005 Plan has a term of ten years and no further awards may be granted after that date.

                AWARDS AVAILABLE FOR GRANT. The compensation committee may grant awards of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards or any combination of the foregoing.

                We granted 529,100 stock options to members of our senior management in connection with this offering. Each of Messrs. Holthaus, Donegan, Singer, LeBuhn, and Ross received options to purchase approximately 144,000, 57,500, 57,500, 43,000 and 5,750 shares of our common stock, respectively. The options have an exercise price equal to the public offering price per share of our common stock in our initial public offering. One half of each option will vest in four equal annual installments beginning on the first anniversary of the option's date of grant and the remaining half of the option will vest in four equal installments on December 31 of each of 2005, 2006, 2007 and 2008 if an EBITDA-based performance goal with respect to each such year is achieved. Any shares subject to the option which have failed to vest because a performance goal has not been achieved will become vested with respect to 50% of such shares if at least 90% of a cumulative performance goal for 2008 is achieved, with an additional 5% of the shares vesting for each additional percent of the cumulative performance goal over 90% that is achieved such that 100% of the shares will be vested if 100% of the cumulative performance goal is achieved. These EBITDA-based performance goals may be


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appropriately adjusted by the compensation committee under certain circumstances described in the option agreement.

                OPTIONS. The compensation committee is authorized to grant options to purchase shares of common stock that are either "qualified," meaning they satisfy the requirements of Section 422 of the Code for incentive stock options, or "nonqualified," meaning they are not intended to satisfy the requirements of Section 422 of the Code. These options will be subject to the terms and conditions established by the compensation committee. Under the terms of our 2005 Plan, unless the compensation committee determines otherwise, the exercise price of the options will not be less than the fair market value of our common stock at the time of grant. Options granted under the 2005 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by our compensation committee and specified in the applicable award agreement. The maximum term of an option granted under the 2005 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) which have been held by the participant for at least six months, have been purchased on the open market, or the compensation committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism or by such other method as our compensation committee may determine to be appropriate.

                STOCK APPRECIATION RIGHTS. Our compensation committee is authorized to award stock appreciation rights (referred to in this prospectus as SARs) under the 2005 Plan. SARs will be subject to the terms and conditions established by the compensation committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2005 Plan may include SARs and they may also award SARs to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. The terms of the SARs shall be subject to terms established by the compensation committee and reflected in the award agreement.

                RESTRICTED STOCK. Our compensation committee is authorized to award restricted stock under the 2005 Plan. Awards of restricted stock will be subject to the terms and conditions established by the compensation committee. Restricted stock is common stock that generally is non-transferable and is subject to other restrictions determined by the compensation committee for a specified period. Unless the compensation committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment during the restricted period, then any unvested restricted stock is forfeited.

                RESTRICTED STOCK UNIT AWARDS. Our compensation committee is authorized to award restricted stock units. Restricted stock unit awards will be subject to the terms


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and conditions established by the compensation committee. Unless the compensation committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the compensation committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares, at the expiration of the period over which the units are to be earned, or at a later date selected by the compensation committee.

                STOCK BONUS AWARDS. Our compensation committee is authorized to grant awards of unrestricted shares, either alone or in tandem with other awards, under such terms and conditions as the compensation committee may determine.

                PERFORMANCE COMPENSATION AWARDS. The compensation committee may grant any award under the 2005 Plan in the form of a cash bonus or in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals. The committee may establish these performance goals with reference to one or more of the following:

     o   net earnings or net income (before or after taxes);

     o   basic or diluted earnings per share (before or after taxes);

     o   net revenue or net revenue growth;

     o   gross profit or gross profit growth;

     o   net operating profit (before or after taxes);

     o return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

     o cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

     o earnings before or after taxes, interest, depreciation, and amortization;

     o   gross or operating margins;

     o   productivity ratios;

     o share price (including, but not limited to, growth measures and total stockholder return);

     o   expense targets;

     o   margins;


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     o   operating efficiency;

     o   objective measures of customer satisfaction;

     o   working capital targets; and

     o   measures of economic value added.

                TRANSFERABILITY. Each award may be exercised during the participant's lifetime only by the participant or, if permissible under applicable law, by the participant's guardian or legal representative, and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

                AMENDMENT. Our 2005 Plan has a term of ten years. Our board of directors may amend, suspend or terminate our 2005 Plan at any time; however, shareholder approval may be necessary if the law or listing standards of the Nasdaq National Market so require. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

                CHANGE IN CONTROL. In the event of a change in control (as defined in the 2005 Plan) if the compensation committee in its discretion so determines, all outstanding options and equity issued under the 2005 Plan shall fully vest and performance compensation awards will vest, as determined by the compensation committee, based on the level of attainment of the specified performance goals. The compensation committee may, in its discretion, cancel outstanding awards and pay the value of the awards to the participants in connection with a change in control.

DIRECTORS' COMPENSATION

                The following compensation will apply following the consummation of our initial public offering and such compensation will only be received by directors who are not executive officers. Directors will receive an annual fee of $25,000. In addition, directors will receive a fee of $1,500 for each board meeting they attend ($750 if they attend telephonically). In addition, each member of a board committee will receive a fee of $1,500 for each committee meeting they attend ($750 if they attend telephonically). Committee chairpersons for the audit committee, compensation committee and nominating and governance committee will also receive annual fees of $15,000, $10,000 and $7,500 respectively. Directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the board of directors and its committees. Each director will also receive an award of restricted stock units valued at $45,000 with the award for 2005 to be made upon the consummation of our initial public offering. The restricted stock unit awards will fully vest in six months, and will be settled at that time in shares of our common stock. The shares received in respect of the restricted stock unit awards cannot be sold or transferred until one year after the recipient has ceased to serve as a director of the company.


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OPTION EXERCISE

                Messrs. Holthaus, Donegan, LeBuhn and Ross held 88,990, 22,247, 39,931, and 3,422 options to purchase shares of our common stock that were exercisable a single day which is the earlier of March 1, 2007 or the date of occurrence of certain specified events. Our board of directors approved a resolution that permitted Messrs. Holthaus, Donegan, LeBuhn and Ross to irrevocably exercise all of their options described in the preceding sentence on September 19, 2005.


ITEM 5.02(b) DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINT OF PRINCIPAL OFFICERS.

                As previously disclosed, on September 19, 2005 one of our directors, Mr. Brian Kwait, resigned from our board of directors prior to the pricing of our initial public offering.


Item 5.02(d) DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINT OF PRINCIPAL OFFICERS.

                On September 19, 2005, Mr. James A. Flick, Jr. was elected as a director of our board of directors and appointed as the Chairman of our Audit Committee. From 1997 until September 19, 2005, Mr. Flick had been a special executive of Willscot Equipment LLC ("Willscot"), one of our subsidiaries (a position that is substantially equivalent to a director of a corporation and must be held by an independent person who is required to approve certain actions of Willscot). He has been the President and Chief Executive Officer of Winnow, Inc., a consulting company, since 1994 and also was the Chairman, President and Chief Executive Officer of Dome Corporation, a real estate management and services company, from 1994 to 2001. Mr. Flick was associated with the accounting firm of Ernst & Young LLP for twenty-six years, where he served as a senior partner in various operating positions, the insurance company of USF&G Corp., where he served as Chief Financial Officer and a member of the Board of Directors, and the investment firm of Legg Mason, where he served as an Executive Vice President and Managing Director of Corporate Finance. He is also a director of FTI Consulting, Inc. and serves as trustee for several nonprofit organizations.


Item 5.03       AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

                On September 23, 2005, we amended and restated our Certificate of Incorporation and By-laws in connection with our initial public offering. Below is a summary of the material provisions of these documents, as amended.

     CAPITAL STOCK

                Our authorized capital stock currently consists of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock.



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     COMMON STOCK

                The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Holders of the common stock do not have any preemptive rights or cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. The holders of our common stock are entitled to receive dividends when, as, and if declared by our board out of legally available funds. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of common stock are, and the shares of common stock to be sold in this offering when issued and paid for will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future.

      PREFERRED STOCK

                We are authorized to issue up to 20,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our amended and restated certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock. We have no current plan to issue any shares of preferred stock following the consummation of this offering.

     DIRECTORS' LIABILITY; INDEMNIFICATION OF DIRECTORS AND OFFICERS

                Our amended and restated certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

     o   for any breach of the duty of loyalty,

     o for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law,

     o for liability under Section 174 of the Delaware General Corporation Law (relating to unlawful dividends, stock repurchases or stock redemptions), or


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     o   for any transaction from which the director derived any improper personal benefit.

                This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The provisions will not alter the liability of directors under federal securities laws. In addition, our amended and restated certificate of incorporation and by-laws provide that we indemnify each director and the officers, employees and agents determined by our board of directors to the fullest extent provided by the laws of the State of Delaware.

     SPECIAL MEETING OF STOCKHOLDERS

                Our amended and restated certificate of incorporation provides that special meetings of stockholders may be called only by the chairman or by a majority of the members of our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the chairman call such a special meeting, or to require that our board request the calling of a special meeting of stockholders. Business transacted at any special meeting of stockholders will be limited to the purpose stated in the notice.

     STOCKHOLDER ACTION; ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

                Our amended and restated certificate of incorporation provides that stockholders may not take action by written consent, but may only take action at duly called annual or special meetings, unless the action to be effected by written consent and the taking of such action by written consent have expressly been approved in advance by the board. In addition, our by-laws establish advance notice procedures for:

     o   stockholders to nominate candidates for election as a director, and

     o stockholders to propose topics for consideration at stockholders' meetings.

                Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our by-laws. To be timely, the notice must be received at our corporate headquarters not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year's annual meeting of stockholders. If the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary of the preceding year's annual meeting, or if no annual meeting was held in the preceding year or for the first annual meeting following this offering, notice by the stockholder, to be timely, must be received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which we notify stockholders of the date of the annual meeting, either by mail or other public disclosure. In the case of a special meeting of stockholders called to elect directors, the stockholder notice must be received not earlier


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


than 120 days prior to the special meeting and not later than the later of the 90th day prior to the special meeting or 10th day following the day on which we notify stockholders of the date of the special meeting, either by mail or other public disclosure.

                Notwithstanding the above, in the event that the number of directors to be elected to the board at an annual meeting is increased and we do not make any public announcement naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year's annual meeting, a stockholder notice of nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it is delivered not later than the close of business on the tenth day following the day on which such public announcement is first made.

         AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

                Our amended and restated certificate of incorporation provides that the affirmative vote of the holders of at least two thirds (66 2/3%) of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors is required to amend the following provisions of our amended and restated certificate of incorporation:

     o   the provisions relating to our classified board of directors,

     o the provisions relating to the number and election of directors, the appointment of directors upon an increase in the number of directors or vacancy and the provisions relating to the removal of directors,

     o the provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our amended and restated articles of incorporation and for the adoption, amendment or repeal of our amended and restated by-laws, and

     o the provisions relating to special stockholder meetings and the restrictions on stockholder actions by written consent.

                In addition, the board of directors are permitted to alter our amended and restated by-laws without obtaining stockholder approval and a 66 2/3% stockholder vote is required for any amendment to our amended and restated by-laws by the stockholders.

     ELECTION AND REMOVAL OF DIRECTORS

                Our board is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. Our stockholders may only remove directors for cause and with the vote of at least 66 2/3% of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors. Our board of directors may elect a director to fill a vacancy, including vacancies created by the expansion of the board of directors. This system of electing and removing directors may discourage a third party from making a tender offer


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


or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of our directors. Our amended and restated certificate of incorporation and by-laws do not provide for cumulative voting in the election of directors.


ITEM 8.01.  OTHER EVENTS

INITIAL PUBLIC OFFERING

              On September 19, 2005, the Company issued a press release related to the pricing of its initial public offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

OFFERING OF SENIOR NOTES

              On September 20, 2005, Williams Scotsman issued a press release announcing the pricing of the offering of its Senior Notes. A copy of the release is attached as Exhibit 99.2 and is incorporated herein in its entirety by reference.


Item 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

      (c)    Exhibits

EXHIBIT
NUMBER                              DESCRIPTION
---------    ----------------------------------------------------------------
    3.1      Amended and Restated Certificate of Incorporation
    3.2      Amended and Restated By-laws
   99.1      Press Release issued on September 19, 2005
   99.2      Press Release issued on September 20, 2005



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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  September 23, 2005


                                       WILLIAMS SCOTSMAN INTERNATIONAL, INC.


                                       By: /s/ Robert C. Singer
                                           ---------------------------------
                                           Name:   Robert C. Singer
                                           Title:  Executive Vice President
                                                   and Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                              DESCRIPTION
---------    ----------------------------------------------------------------
   3.1       Amended and Restated Certificate of Incorporation
   3.2       Amended and Restated By-laws
  99.1       Press Release issued on September 19, 2005
  99.2       Press Release issued on September 20, 2005






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